Exhibit 10.15

AMENDED AND RESTATED

HURON CONSULTING GROUP INC.

2002 EQUITY INCENTIVE PLAN (CALIFORNIA)1

[1]	Formerly known as the Huron Consulting Group Inc. 2002 Equity Incentive Plan (California)

AMENDED AND RESTATED

HURON CONSULTING GROUP INC.

2002 EQUITY INCENTIVE PLAN (CALIFORNIA)

1.	PURPOSE.

The Huron Consulting Group Inc. 2002 Equity Incentive Plan (California) (the “Original Plan”) was established by Huron Consulting Group Inc. effective as of December 31, 2002, to attract and retain persons eligible to participate in the Original Plan, to motivate Participants to achieve long-term Company goals and to further align Participants’ interests with those of the Company’s shareholders. The Original Plan was amended and restated on May 1, 2003 in order to clarify certain of its terms and conditions. No Award shall be granted hereunder on or after the date ten (10) years after the Effective Date. Certain terms used herein are defined as set forth in Section 15.

2.	ADMINISTRATION; ELIGIBILITY.

The Plan shall be administered by the Board or a Committee appointed by the Board. As used herein, the term “Administrator” means the Board or a Committee appointed by the Board to administer the Plan.

The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Participation shall be limited to such persons as are selected by the Administrator. Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, awards outstanding under the Plan or any other plan or arrangement of the Company or any Subsidiary (including a plan or arrangement of a business entity, all or a portion of which is acquired by the Company or any Subsidiary). The provisions of Awards need not be the same with respect to each Participant.

Among other things, the Administrator shall have the authority, subject to the terms of the Plan:

(a)	to select the Eligible Individuals to whom Awards may from time to time be granted;

(b)	to determine whether and to what extent Equity Options, Equity Appreciation Rights, Equity Awards or any combination thereof are to be granted hereunder;

(c)	to determine the number of Shares to be covered by each Award granted hereunder;

(d)	to approve forms of agreement for use under the Plan;

(e)	to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or forfeiture waiver and any right of repurchase, right of first refusal or other transfer restriction regarding any Award and the Shares relating thereto, based on such factors or criteria as the Administrator shall determine);

(f)	subject to Section 13(b), to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance-based Awards pursuant to the terms of the Plan and (ii) extension of the post-termination exercisability period of Equity Options;

(g)	to determine to what extent and under what circumstances amounts payable with respect to an Award shall be deferred;

(h)	to determine the Fair Market Value; and

(i)	to determine the type and amount of consideration to be received by the Company for any Equity Award issued under Section 6.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto), to supervise the administration of the Plan and to take all other actions necessary or advisable with respect to the interpretation or operation of the Plan.

Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Administrator.

Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

No member of the Administrator (or a delegate of the Administrator), and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law.

3.	SHARES SUBJECT TO PLAN.

Subject to adjustment as provided in this Section 3, the aggregate number of Shares that may be awarded or made subject to Awards under the Plan shall not exceed two hundred and fifty thousand (250,000) Shares.

To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, canceled or otherwise terminated, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and may be made subject to a new Award under the Plan.

In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, or other similar change in the structure or capitalization of Company, the Administrator may make, in its sole discretion, an appropriate adjustment to the (a) number and kind of Shares or other securities, cash or property that may be delivered under the Plan, (b) number and kind of Shares or other securities, cash or property subject to outstanding Awards, (c) exercise price of outstanding Equity Options and Equity Appreciation Rights and (d) other characteristics or terms of the Awards as the Administrator may determine appropriate to equitably reflect such transaction, change, or distribution.

4.	EQUITY OPTIONS.

Equity Options may be granted alone or in addition to other Awards granted under the Plan. Any Equity Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

The Administrator shall have the authority to grant any Participant Equity Options (with or without Equity Appreciation Rights). Any such Equity Option granted hereunder shall constitute a nonqualified stock option and shall not be treated as an incentive stock option within the meaning of Section 422 of the Code.

Equity Options shall be evidenced by Award agreements or notices, in a form or forms approved by the Administrator. The grant of an Equity Option shall occur as of the date the Administrator determines.

Except as otherwise provided in the applicable Award agreement, Equity Options granted under this Section 4 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:

(a)

Exercise Price. The exercise price per Share purchasable under an Equity Option shall be determined by the Administrator at the time of grant; provided, however, that, unless otherwise permitted under applicable law, the exercise price (i) may not be less than 85% of the Fair Market Value of the Shares on such date, (ii) in no event be less than the par value of the Shares and (iii) if a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary, the Exercise Price of an

Equity Option granted to such Participant shall be no less than 110% of the Fair Market Value of the Shares on the date such Equity Option is granted.

(b)	Option Term. The term of each Equity Option shall be fixed by the Administrator, but no Equity Option shall be exercisable more than ten (10) years after the date the Equity Option is granted.

(c)	Exercisability. Except as otherwise provided herein, Equity Options shall be exercisable at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator; provided, however, that unless otherwise permitted by applicable law, Equity Options granted to Optionees other than officers, directors, or consultants of the Company or of any of its affiliates shall be exercisable at a rate of at least 20% per year over five (5) years from the date that the Equity Option is granted, subject to reasonable conditions such as continued employment. If the Administrator provides that any Equity Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Equity Option.

(d)	Method of Exercise. Subject to the provisions of this Section 4, exercisable Equity Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company in form and substance acceptable to the Administrator specifying the number of Shares subject to the Equity Option to be purchased. The option price of any Equity Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept). No Shares shall be issued upon exercise of an Equity Option until full payment therefor has been made. The Equity Option may not be exercised unless the Participant agrees to be bound by such documents as the Administrator may require, including, without limitation, as applicable, the Stock Ownership Agreement described in Section 10 below, and makes such representations and warranties in form and substance acceptable to the Administrator. Upon exercise of an Equity Option (or a portion thereof), the Company shall have a reasonable time to issue the Shares for which the Equity Option has been exercised. No adjustment shall be made for cash distributions or other rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company’s official records, except as otherwise provided by the Committee or in the applicable Award agreement. The Administrator may deny any method of exercise permitted hereunder if the Administrator determines, in its discretion, that such exercise could result in a violation of federal or state securities laws.

(e)

Non-Transferability of Equity Options. Except as otherwise provided in the applicable Award agreement, an Equity Option shall not be transferable except by will or the laws of descent and distribution. An Equity Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms “holder” and “Optionee” include the guardian and legal representative of the Optionee named in the applicable Award agreement and any person to whom the Equity Option is transferred (X) pursuant to the first sentence of this Section 4(e) or pursuant to the applicable Award agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Equity Option was originally granted.

(f)	Termination by Death. Unless otherwise provided in the applicable Award agreement, if an Optionee’s employment or provision of services terminates by reason of death, any Equity Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of death, or on such accelerated basis as the Administrator may determine, for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Option, whichever period is shorter.

(g)	Termination by Reason of Disability. Unless otherwise provided in the applicable Award agreement, if an Optionee’s employment or provision of services terminates by reason of Disability, any Equity Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Administrator may determine, for a period of six (6) months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Equity Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, an unexercised Equity Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Option, whichever period is shorter.

(h)	Termination by Reason of Retirement. Unless otherwise provided in the applicable Award agreement, if an Optionee’s employment or provision of services terminates by reason of Retirement, any Equity Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Administrator may determine, for a period of three (3) months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Equity Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, any unexercised Equity Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Option, whichever period is shorter.

(i)	Termination by Employer for Cause. Unless otherwise provided in the applicable Award agreement, if an Optionee’s employment or provision of services is terminated for Cause, any Equity Option held by such Optionee shall thereupon terminate.

(j)	Other Termination. Unless otherwise provided in the applicable Award agreement, if an Optionee’s employment or provision of services terminates for any reason other than Cause, death, Disability or Retirement, any Equity Option held by such Optionee may thereafter be exercised by the Optionee, to the extent then exercisable at the time of such termination, or on such accelerated basis as the Administrator may determine, for a period of the lesser of thirty (30) days from the date of such termination of employment or provision of services and the remainder of such Equity Option’s term, and provided, further, that if the Optionee dies within such period, any unexercised Equity Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Option, whichever period is shorter.

(k)	Participant Loans. The Administrator may in its discretion authorize the Company to:

(i)	lend to an Optionee an amount equal to such portion of the exercise price of an Equity Option as the Administrator may determine; or

(ii)	guarantee a loan obtained by an Optionee from a third-party for the purpose of tendering such exercise price.

The terms and conditions of any loan or guarantee, including the term, interest rate, whether the loan is with recourse against the Optionee and any security interest thereunder, shall be determined by the Administrator, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of (i) the aggregate Fair Market Value on the date of exercise of the Shares to be purchased upon the exercise of the Equity Option, and (ii) the amount permitted under applicable law.

5.	EQUITY APPRECIATION RIGHTS.

Equity Appreciation Rights may be granted either on a stand-alone basis or in conjunction with all or part of any Equity Option granted under the Plan, either at or after the time of grant of such Equity Option. An Equity Appreciation Right shall terminate and no longer be exercisable as determined by the Administrator, or, if granted in conjunction with all or part of any Equity Option, upon the termination or exercise of the related Equity Option.

An Equity Appreciation Right may be exercised by a Participant as determined by the Administrator in accordance with this Section 5, and, if granted in conjunction with all or part of any Equity Option, by surrendering the applicable portion of the related Equity Option in accordance with procedures established by the Administrator. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 5. Equity Options that have been so surrendered, if any, shall no longer be exercisable to the extent the related Equity Appreciation Rights have been exercised.

Except as otherwise provided in the applicable Award agreement, Equity Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator at the time of grant, including the following:

(a)	Exercisability. Equity Appreciation Rights granted on a stand-alone basis shall be exercisable only at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator. Equity Appreciation Rights granted in conjunction with all or part of any Equity Option shall be exercisable only at the time or times and to the extent that the Equity Options to which they relate are exercisable in accordance with the provisions of Section 4 and this Section 5. If the Administrator provides that any Equity Appreciation Right is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Equity Appreciation Right.

(b)

Method of Exercise. Subject to the provisions of this Section 5, exercisable Equity Appreciation Rights may be exercised, in whole or in part, at any time during the term of the Equity Appreciation Right by giving written notice of exercise to the Company in form and substance acceptable to the Administrator specifying the number of Shares in respect of which the Equity Appreciation Right is to be exercised. Upon the exercise of an Equity Appreciation Right, a Participant shall be entitled to receive an amount in cash, Shares or both, which in the aggregate are equal in value to the excess of the Fair Market Value of one Share over (i) such value per Share as shall be determined by the Administrator at the time of grant (if the Equity Appreciation Right is granted on a stand-alone basis), or (ii) the exercise price per Share specified in the related Equity Option (if the Equity Appreciation Right is granted in conjunction with all or part of any Equity Option), multiplied by the number of Shares in respect of which the Equity Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment. If the Administrator determines that the form of payment may include Shares, no Shares shall be issued upon exercise of an Equity Appreciation Right unless the Participant agrees to be bound by such documents as the Administrator may require, including, without limitation, as applicable, the Stock Ownership Agreement described in Section 10 below, and makes such representations and warranties in form and substance acceptable to the Administrator. Upon exercise of an Equity Appreciation Right (or a portion thereof), the Company shall have a reasonable time to issue any Shares for which the Equity Appreciation Right has been exercised that the Administrator determines may be issued. No adjustments shall be made for cash distributions or other rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company’s official records, except as otherwise provided by the Committee or in the applicable Award agreement. The Administrator may deny any method of exercise permitted hereunder if the Administrator determines, in its discretion, that such exercise could result in a violation of federal or state securities laws.

(c)	Non-Transferability of Equity Appreciation Rights. An Equity Appreciation Right shall be transferable only to, and shall be exercisable only by, such persons on the same basis as permitted in connection with Equity Options under Section 4(e).

(d)	Termination by Death. Unless otherwise provided in the applicable Award agreement, if a Participant’s employment or provision of services terminates by reason of death, any Equity Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of death, or on such accelerated basis as the Administrator may determine, for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Appreciation Right, whichever period is shorter.

(e)	Termination by Reason of Disability. Unless otherwise provided in the applicable Award agreement, if a Participant’s employment or provision of services terminates by reason of Disability, any Equity Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Administrator may determine, for a period of six (6) months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Equity Appreciation Right, whichever period is shorter; provided, however, that if the Participant dies within such period, an unexercised Equity Appreciation Right held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Appreciation Right, whichever period is shorter.

(f)	Termination by Reason of Retirement. Unless otherwise provided in the applicable Award agreement, if a Participant’s employment or provision of services terminates by reason of Retirement, any Equity Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Administrator may determine, for a period of three (3) months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Equity Appreciation Right, whichever period is shorter; provided, however, that if the Participant dies within such period, any unexercised Equity Appreciation Right held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Appreciation Right, whichever period is shorter.

(g)	Termination by Employer for Cause. Unless otherwise provided in the applicable Award agreement, if a Participant’s employment or provision of services is terminated for Cause, any Equity Appreciation Right held by such Participant shall thereupon terminate.

(h)	Other Termination. Unless otherwise provided in the applicable Award agreement, if a Participant’s employment or provision of services terminates for any reason other than Cause, death, Disability or Retirement, any Equity Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent then exercisable at the time of such termination, or on such accelerated basis as the Administrator may determine, for a period of the lesser of thirty (30) days from the date of such termination of employment or provision of services and the remainder of such Equity Appreciation Right’s term, and provided, further, that if the Participant dies within such period, any unexercised Equity Appreciation Right held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of six (6) months from the date of such death or until the expiration of the stated term of such Equity Appreciation Right, whichever period is shorter.

6.	EQUITY AWARDS OTHER THAN OPTIONS.

Equity Awards may be directly issued under the Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Administrator shall determine and subject to applicable law. Such Equity Awards may not be issued unless the Participant agrees to be bound by such documents as the Administrator may require, including, without limitation, as applicable, the Stock Ownership Agreement described in Section 10 below, and makes such representations and warranties in form and substance acceptable to the Administrator. Equity Awards may be issued that are fully and immediately vested upon issuance or that vest in one or more installments over the Participant’s continuing employment or other service to the Company, or any Subsidiary or upon the attainment of specified performance objectives, or the Company may issue Equity Awards that entitle the Participant to receive a specified number of vested Shares upon the attainment of one or more performance goals or service requirements established by the Administrator.

Shares issued pursuant to an Equity Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (that may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Shares covered by such Award.

An Equity Award may be issued in exchange for any consideration that the Administrator may deem appropriate in each individual instance, including, without limitation:

(a) cash or cash equivalents or

(b) past services rendered to the Company or any Subsidiary.

An Equity Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Shares” or “Restricted Share Units.”

7.	QUALIFIED CHANGE OF CONTROL PROVISIONS; EXTRAORDINARY TRANSACTIONS.

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, except as explicitly provided otherwise in an Award agreement, in the event of a Qualified Change of Control:

(i)	Outstanding Awards shall be subject to any agreement that effects a Qualified Change of Control, which agreement may provide for:

(A)	the continuation of the outstanding Awards by the Company, if the Company survives the Qualified Change of Control;

(B)	the assumption of the outstanding Awards by the surviving entity or its parent or subsidiary;

(C)	the substitution by the surviving entity or its parent or subsidiary of similar awards for the outstanding Awards;

(D)	settlement of each Share subject to an outstanding exercisable and vested Award for the Qualified Change of Control Consideration (less, to the extent applicable, the per Share exercise price), or, if the per Share exercise price equals or exceeds the value of the Qualified Change of Control Consideration, the outstanding Award shall terminate and be canceled; or

(E)	termination of any unexercisable or unvested Awards.

(ii)	In the absence of a provision to the contrary contained in any agreement effecting such Qualified Change of Control, unless the Board determines otherwise, simultaneous with a Qualified Change of Control, (A) each Share subject to an outstanding exercisable and vested Award shall be settled for the Qualified Change of Control Consideration (less, to the extent applicable, the per Share exercise price), (B) if the per Share exercise price equals or exceeds the value of the Qualified Change of Control Consideration, the outstanding Award shall terminate and be canceled, and (C) any unexercisable or unvested Awards shall terminate and be canceled.

(iii)	Definition of Qualified Change of Control. For purposes of the Plan, a “Qualified Change of Control” means (A) any sale, transfer, issuance or redemption or series of related sales, transfers, issuances or redemptions within a period of six (6) months (or any combination thereof) of securities of the Company by the holders thereof or the Company that results in any person or entity or group of affiliated persons or entities (other than the holders of securities of the Company or such holder’s owners or any of their respective affiliates, including without limitation, Lake Capital and its affiliates) as of immediately prior to any such transaction or series of related transactions) owning more than 50% of the outstanding Common Stock (on a fully diluted basis), other than pursuant to a Qualified Public Offering, (B) a sale of all or substantially all of the assets of the Company, (C) a Change of Control (as defined in the Operating Agreement) of HCG Holdings; provided that a Permitted Transfer (as defined in the Operating Agreement) shall in no event be deemed to constitute a Qualified Change of Control or (D) any other event designated by the Company’s Board as a Qualified Change of Control; provided in the case of clauses (A), (B) and (C) above, such transaction or series of transactions, shall only be a Qualified Change of Control if it is designated as such by the Company’s Board.

(b)	Qualified Change of Control Consideration. For purposes of the Plan, “Qualified Change of Control Consideration” means the net consideration (which may consist of any combination of cash or non-cash consideration) received on a per Share basis by a holder of Shares in connection with the Qualified Change of Control (as determined in the sole discretion of the Board). The Administrator shall determine the appropriate valuation of any non-cash consideration.

(c)

Extraordinary Transactions. Upon, or in anticipation of any Extraordinary Transaction, as defined below, the Board or the board of directors or comparable authority of any entity assuming all or a portion of the obligations of the Company hereunder (the “Assuming Board”), shall have the right to temporarily suspend the right to exercise any Award to facilitate the Extraordinary Transaction, to provide for the continuation of all or a portion of the Awards granted under the Plan and to make equitable adjustments by such means as determined by the Board or the Assuming Board, as applicable, in its sole discretion, including, without limitation, for example, the (i) cancellation of all or a portion of any Award for a cash payment in an amount equal to the number of Shares subject to the canceled portion of the Award multiplied by the Fair Market Value of an Share, reduced in the case of an Equity Option or Equity Appreciation Right by the exercise price; (ii) substitution of all or a portion of an Award for a similar Award, (iii) conversion of all or a portion of the Shares subject to an Award into cash, other property or securities; (iv) removal of any or all restrictions and conditions on any Award; or (v) giving of written notice to any Participant that his or her Equity Option or Equity Appreciation Right will become immediately exercisable, notwithstanding any waiting period otherwise prescribed, and that any restrictions on any Restricted Shares will immediately lapse, and that the Equity Option or Equity Appreciation Right will be canceled if not exercised within a specified period of days of such notice.

(d)	An “Extraordinary Transaction” shall mean any of the following, in each case other than a Qualified Change of Control, (A) the direct or indirect sale or exchange in a single or series of related transactions within a period of six (6) months of Common Stock representing more than 30 percent of the voting power of the outstanding Common Stock; (B) a merger or consolidation to which the Company or any Subsidiary is a party; (C) the sale, exchange, or transfer of all or substantially all of the assets of the Company, any Subsidiary or a division; (D) a liquidation or dissolution of the Company or any Subsidiary; (E) any significant financing or capital restructuring transaction involving the Company or any Subsidiary or their assets; or (F) any other extraordinary transaction involving the Company or any Subsidiary.

8.	RESTRICTIVE COVENANTS.

Except as explicitly provided otherwise in an Award agreement between Huron Consulting Group Inc. and a Participant, by accepting the Award and in consideration of the Award, the Participant shall be deemed to have agreed to and acknowledged that in order to assure the Company that it will retain its value and that of the Business (as defined below) as a going concern, it is necessary that Participant not disclose or utilize special knowledge of the Company and its relationships with customers in a manner detrimental to the Company. Participant further is deemed to have agreed and acknowledged the following:

(a)	Participant’s Acknowledgment. The Participant agrees and acknowledges that:

(i)	the Company is and will be engaged in the Business (as defined below) during the term of the Award and thereafter and the Company has a legitimate interest in protecting its goodwill, its relationships with major clients and other business partners and maintaining its trade secrets;

(ii)	the Participant will occupy a position of trust and confidence with the Company and, during the Participant’s period of employment with the Company and the term of the Award, the Participant will become familiar with the Company’s trade secrets and with other proprietary and Confidential Information concerning the Company, and the Business; and

(iii)	the agreements and covenants contained in the Restrictive Covenants (as defined below) are essential to protect the Company and the goodwill of the Business.

The “Business” shall mean the business of providing diversified business consulting services.

(b)	Confidential Information. As used in this Section 8, “Confidential Information” shall mean the Company’s trade secrets and other non-public information relating to the Company or the Business, including, without limitation, information relating to financial statements, customer identities, potential customers, employees, suppliers, acquisition targets, servicing methods, equipment, programs, strategies and information, analyses, marketing plans and strategies, profit margins and other information developed or used by the Company in connection with the Business that is not known generally to the public or the industry and that gives the Company an advantage in the marketplace. Confidential Information shall not include any information that is in the public domain or becomes known in the public domain through no wrongful act on the part of Participant.

(c)	Non-Disclosure. Participant agrees that during employment with the Company and thereafter, Participant shall not disclose or reveal to any person or entity (other than current employees of the Company) any Confidential Information (as defined herein) that Participant obtains while performing services for the Company. Participant further agrees that Participant will not use, disclose or reveal any Confidential Information of the Company, other than in connection with Participant’s work for the Company, until such information becomes generally known in the industry through no fault of Participant. Participant further acknowledges and agrees that he or she may have access to, and knowledge of, Confidential Information of third parties which has been provided to the Company. Participant hereby agrees to preserve and protect the confidentiality of third party Confidential Information to the same extent, and on the same basis, as the Company’s Confidential Information.

(d)	Non-Solicitation of Clients. Participant acknowledges that Participant will learn and develop Confidential Information relating to the Company’s clients and relating to the Company’s servicing of those clients. Participant recognizes that the Company’s relationships with its clients are extremely valuable to it and that the protection of the Company’s relationships with its clients is essential.

Accordingly, in consideration of the Award, Participant agrees that (i) during Participant’s employment with the Company, Participant will not, directly or indirectly, on Participant’s own behalf or on behalf of any other person, firm, corporation or entity, solicit, divert, or appropriate, or attempt to solicit, divert or appropriate, whether for the purpose of competing with the Company or any other purpose, any client or prospective client of the Company and (ii) for a period of twelve (12) months following termination of Participant’s employment with the Company, Participant will not, directly or indirectly, on Participant’s own behalf or on behalf of any other person, firm, corporation or entity, solicit, divert, or appropriate, or attempt to solicit, divert or appropriate, whether for the purpose of competing with the Company or any other purpose, any client or prospective client of the Company whom Participant:

(i)	obtained as a client for the Company and, directly or indirectly, provided services for within the twenty-four (24)-month period immediately preceding termination of Participant’s employment; or

(ii)	consulted with, provided services for, or supervised the provision of services for during the twelve (12)-month period immediately preceding termination of Participant’s employment; or

(iii)	submitted or assisted in the submission of a proposal for the provision of services during the six (6)-month period immediately preceding termination of Participant’s employment.

(e)	Non-Interference with Relationships. Participant shall not, directly or indirectly, solicit, induce or encourage (i) any executive or employee of the Company, or (ii) any customer, client, supplier, lender, independent contractor, consultant, professional advisor or other business relation of the Company to leave, alter or cease his or her relationship with the Company, for any reason whatsoever, during Participant’s employment with the Company and for twelve (12) months after termination, for any reason, of Participant’s employment with the Company. Participant shall not, directly or indirectly, make disparaging remarks about the Company.

(f)	Inventions and Patents. The Participant agrees that all inventions, innovations or improvements in the Company’s method of conducting its business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during his or her employment with the Company belong to the Company, other than those inventions, innovations or improvements that Participant develops entirely on Participant’s own time without using any resources or Confidential Information of the Company and that either (i) at the time of conception or completion do not relate to the Business of the Company or to anticipated research and development of the Company or (ii) does not result from any work performed by Participant for the Company. The Participant will promptly disclose all inventions, innovations or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm ownership in accordance with this provision.

(g)	Other Businesses. As long as the Participant is employed by the Company, the Participant agrees that his or her duties and responsibilities to the Company will require his or her full business time and effort and agrees that, as long as the Participant is employed by the Company, he or she will not engage in any other business activity or have any business pursuits or interests which materially interfere or conflict with the performance of his or her duties to the Company.

(h)

Blue-Pencil. The Participant recognizes that the area, time and scope limitations set forth in the Restrictive Covenants are reasonable and are properly required for the protection of the Company’s legitimate interest in customer relationships, goodwill and trade secrets, and in the event that any such area, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, the Company and the Participant agree, and the Participant submits, to the reduction of any or all of said area, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances. If such partial enforcement is not possible, the provision shall be deemed severed, and the remaining provisions of this Section 8 shall remain in full force and effect. The Participant acknowledges that this Section 8 shall survive Participant’s Termination and the time periods under the Restrictive Covenants shall be tolled during the period of any breach.

9.	REPURCHASE OPTION.

Except as explicitly provided otherwise in an Award agreement between the Company and a Participant, by accepting the Award and in consideration of the Award, the Participant shall be deemed to have agreed to and acknowledged the following:

(a)	Generally. Upon the Participant’s Termination or the Participant’s violation of any of the Restrictive Covenants, all Shares attributable to the Award (collectively, the “Available Securities”), whether held by Participant or one or more of Participant’s transferees (individually, a “Holder” and collectively, the “Holders”), shall be subject to repurchase by the Company pursuant to this Section 9 (the “Repurchase Option”); provided however that, with respect to vested Available Securities, this repurchase right shall terminate upon a Qualified Public Offering.

(b)	Repurchase Price. The purchase price (the “Repurchase Price”) for each of the (i) vested Available Securities shall be the Fair Market Value of a Share, as of the date of Termination and (ii) the unvested Available Securities shall be the lesser of the Fair Market Value of a Share and the amount paid, if any, by the Participant upon exercise or purchase of the Available Securities.

(c)	Company’s Right to Purchase. The Company may (but shall not be obligated to) elect to purchase all or any portion of the Available Securities on the terms contained in this Section 9 by exercising its Repurchase Rights within 90 days of Termination of employment or, in the case of Available Securities issued upon exercise of options after the date of Termination, within 90 days of the date of exercise, whichever is later. The Company shall deliver written notice (the “Repurchase Notice”) to each Holder that sets forth the number and amount of Available Securities to be acquired from each Holder, the aggregate consideration to be paid for such securities and the time and place for the closing of such purchase.

(d)

Closing; Manner of Payment. The purchase of Available Securities pursuant to this Section 9 shall be consummated (the “Closing”) at the Company’s principal office at 10:00 a.m., local time, upon not less than ten days prior notice to each Holder of Available Securities to be purchased (the “Closing Date”). If said date is a Saturday, Sunday or legal holiday, the Closing shall occur at the same time and place on the next succeeding business day. The Company shall pay for the Available Securities to be purchased pursuant to the Repurchase Option on the Closing Date. The Company shall be entitled to pay the Repurchase Price in cash or by cancellation of purchase money indebtedness, if any, for the Available Securities. The Company shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the Holders regarding such sale, to require any and each Holder’s signature to be guaranteed and to receive such other evidence, including applicable inheritance and estate tax waivers, as may reasonably be necessary to effect the purchase of the Available Securities.

(e)	Assignment of Right. The Company may assign its Repurchase Option for all or a portion of the Available Securities.

(f)	Extension of Repurchase Option. Notwithstanding anything to the contrary contained herein, all repurchases of the Available Securities by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and any other applicable law and in the Company’s and its subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of the Available Securities hereunder to which the Company is otherwise entitled, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

10.	STOCK OWNERSHIP AGREEMENT.

By accepting the Award and in consideration of the Award, the Participant shall be deemed to have agreed to and acknowledged the terms, conditions and provisions of that certain Stock Ownership Agreement, effective as of May 1, 2003, as may be amended from time to time in accordance with its terms, in connection with the Company’s Class A common stock (the “Stock Ownership Agreement”), and the Participant agrees to execute the Stock Ownership Agreement upon acceptance of such Award.

11.	ADDITIONAL RESTRICTIONS ON TRANSFER.

(a)	Legend. The certificates representing the Available Securities owned by a Participant or the Participant’s family group will bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.”

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF A STOCK OWNERSHIP AGREEMENT, EFFECTIVE AS OF MAY 1, 2003, THE AMENDED AND RESTATED HURON CONSULTING GROUP INC. 2002 EQUITY INCENTIVE PLAN (CALIFORNIA) AND AN APPLICABLE AWARD AGREEMENT, EACH AS MAY BE AMENDED FROM TIME TO TIME IN

ACCORDANCE WITH ITS TERMS, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE STOCKHOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY. SUCH STOCK OWNERSHIP AGREEMENT, EQUITY INCENTIVE PLAN AND AWARD AGREEMENT PROVIDE, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THAT SUCH SECURITIES MAY BE SUBJECT TO PURCHASE BY THE COMPANY UPON THE OCCURRENCE OF CERTAIN EVENTS. ANY ISSUANCE, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE OTHER THAN IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF SUCH STOCK OWNERSHIP AGREEMENT, EQUITY INCENTIVE PLAN AND THE AWARD AGREEMENT SHALL BE NULL AND VOID.”

(b)	Opinion of Counsel. No Holder of Available Securities may sell, Transfer or dispose of any Available Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such Transfer.

12.	EFFECT ON TERMINATION. The provisions contained in Sections 8, 9, 10 and 11 and this Section 12 shall remain in full force and effect after the expiration of the Award and after the Participant’s Termination.

13.	MISCELLANEOUS.

(a)	Stockholder Approval; Effective Date of Plan. The grant of any Award hereunder shall be contingent upon stockholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan. Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of December 31, 2002 (the “Effective Date”).

(b)	Amendment. The Board may amend, alter, or discontinue the Plan at any time and may amend any Award theretofore granted, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or any Subsidiary, or (ii) made to permit the Company or any Subsidiary a deduction under the Code. No such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Shares (or equity interests into which the Shares have been converted) are listed.

(c)	Unfunded Status of Plan. It is intended that this Plan be an “unfunded” plan for purposes of incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Shares or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

(d)	General Provisions.

(i)	The Administrator may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for Shares or other securities delivered under the Plan shall be subject to such transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Shares (or equity interests into which the Shares have been converted) are then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(ii)	Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

(iii)	The adoption of the Plan shall not confer upon any employee, director, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any employee, consultant or advisor at any time.

(iv)	No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld or accounted for with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements having been made and the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Shares.

(v)	The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(vi)	Any amounts owed to the Company or any Subsidiary by the Participant of whatever nature may be offset by the Company from the value of any Shares, cash or other thing of value under this Plan, and no Shares, cash or other thing of value under this Plan shall be transferred unless and until all disputes between the Company any Subsidiary and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company and any Subsidiary.

(vii)	The grant of an Award shall in no way affect the right of the Company or any Subsidiary to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(viii)	If any payment or right accruing to a Participant under this Plan (without the application of this Section 13(d)(viii)), either alone or together with other payments or rights accruing to the Participant from the Company or any Subsidiary (“Total Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an Award or in the event the Participant is party to an agreement with the Company or any Subsidiary that explicitly provides for an alternate treatment of payments or rights that would constitute “parachute payments.” The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose.

(ix)	To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(x)	The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

(xi)	If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(xii)	This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

(xiii)	This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control.

(xiv)	In the event there is an effective registration statement under the Securities Act pursuant to which any Common Stock (or equity interests into which the Shares have been converted) shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of Shares received, directly or indirectly, as an Award or pursuant to the exercise or settlement of an Award.

(xv)	Neither the Company any Subsidiary, or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Subsidiary at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Shares or an Award from such holder in accordance with the terms hereof, except to the extent that such disclosure is required by applicable law. To the extent applicable under California law, the Company shall provide the holders of Shares obtained pursuant to an Award with copies of financial statements of the Company at least annually.

(xvi)	This Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of Delaware (other than its law respecting choice of law).

14.	DEFERRAL OF AWARDS.

The Administrator (in its sole discretion) may permit a Participant to:

(a)	have cash that otherwise would be paid to such Participant as a result of the exercise of an Equity Appreciation Right or the settlement of an Equity Award credited to a deferred compensation account established for such Participant by the Administrator as an entry on the Company’s books;

(b)	have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Equity Option or an Equity Appreciation Right converted into an equal number of Share units; or

(c)	have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Equity Option or Equity Appreciation Right or the settlement of an Equity Award converted into amounts credited to a deferred compensation account established for such Participant by the Administrator as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of the Shares as of the date on which they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 14 maybe credited with interest or other forms of investment return, as determined by the Administrator. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of awards is permitted or required, the Administrator (in its sole discretion) may establish rules, procedures and forms pertaining to such awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 14.

15.	DEFINITIONS.

For purposes of this Plan, the following terms are defined as set forth below:

(a)	“Award” means an Equity Appreciation Right, Equity Option or Equity Award.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Cause” means (i) the conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s duties as an employee or director of, or consultant or advisor to the Company or any Subsidiary, (iii) willful and deliberate failure on the part of the Participant to perform such duties in any material respect, or (iv) the Participant’s engagement in misconduct which is materially injurious to the Company or any Subsidiary. Notwithstanding the foregoing, if the Participant and the Company or any Subsidiary have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e)	“Commission” means the Securities and Exchange Commission or any successor agency.

(f)	“Common Stock” means the Class A and Class B common stock of the Company, par value .01 per share.

(g)	“Company” means Huron Consulting Group Inc., a Delaware corporation and, for purposes of the Restrictive Covenants only, the term “Company” shall include the Company, any Subsidiary and any of the Company’s or a Subsidiary’s assignees, successors in interest and affiliates.

(h)	“Disability” means that the Participant is, for physical or mental reasons, with or without reasonable accommodation, unable to perform the essential functions of Participant’s duties to the Company or any Subsidiary for one hundred twenty (120) consecutive days, or one hundred eighty (180) days during any twelve-month period. Notwithstanding the foregoing, if the Participant and the Company or any Subsidiary have entered into an employment or services agreement which defines the term “Disability” (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The determination of Disability shall be made by the Administrator, in its sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

(i)	“Effective Date” means December 31, 2002.

(j)	“Eligible Individual” means any officer or employee of the Company or any Subsidiary, any member of the Company’s or any Subsidiary’s Board of Directors or comparable governing body, or any consultant or advisor providing services to the Company or any Subsidiary.

(k)	“Equity Appreciation Right” means a right granted under Section 5.

(l)	“Equity Award” means an Award, other than an Equity Option or Equity Appreciation Right, made in Shares or denominated in Shares.

(m)	“Equity Option” means an option granted under Section 4.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o)	“Fair Market Value” means, as of any given date, the fair market value of the Shares as determined by the Administrator in its sole discretion or under procedures established by the Administrator, whose determination shall be conclusive and binding.

(p)	“HCG Holdings” means HCG Holdings LLC, a Delaware limited liability company.

(q)	“Operating Agreement” means that certain Amended and Restated Operating Agreement of HCG Holdings, dated as of July 9, 2002, as amended from time to time.

(r)	“Optionee” means a person who holds an Equity Option.

(s)	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(t)	“Participant” means a person who is granted an Award.

(u)	“Plan” means the Amended and Restated Huron Consulting Group Inc. 2002 Equity Incentive Plan (California).

(v)	“Qualified Public Offering” means the closing of a public offering pursuant to a registration statement declared effective under the Securities Act, covering the offer and sale of any Common Stock of the Company that is designated as a Qualified Public Offering by the Board.

(w)	“Representative” means (i) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant’s death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (iv) any person to whom an Equity Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.

(x)	“Restrictive Covenants” means all of the provisions set forth in Section 8 hereof.

(y)	“Retirement” means retirement from active employment under a pension plan of the Company or any Subsidiary, or under an employment contract with any of them, or termination of employment or provision of services at or after age 55 under circumstances which the Administrator, in its sole discretion, deems equivalent to retirement.

(z)	“Securities Act” means the Securities Act of 1933, as amended.

(aa)	“Share” means Class A common stock, par value .01 per share, of the Company.

(bb)	“Subsidiary” means any person or entity during any period in which more than 50 percent of the ordinary voting power or equity interests of such person or entity are owned or controlled, directly or indirectly, by the Company.

(cc)	“Termination” means the termination for any reason of services provided to the Company or to any Subsidiary by a Participant.

In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.

EQUITY OPTION AGREEMENT

THIS EQUITY OPTION AGREEMENT (this “Agreement”), dated as of              (“Grant Date”) and effective as of              (“Effective Date”), is between              (the “Participant”), and Huron Consulting Group Inc., a Delaware corporation (the “Company”), and solely for the purposes of Section 8, Huron Consulting Group LLC, a Delaware limited liability company (“Huron”), relating to Equity Options granted under the Amended and Restated Huron Consulting Group Inc. 2002 Equity Incentive Plan (California) (Effective as of May 1, 2003) (the “Plan”). Capitalized terms used in this Agreement without definition shall have the meaning ascribed to such terms in the Plan.

1.	Grant of Equity Option, Equity Option Price and Term.

(a) The Company grants to the Participant an Equity Option to purchase              Shares, at a price of $         per Share, subject to the provisions of the Plan and the terms and conditions herein.

(b) The Equity Option granted hereunder shall constitute a nonqualified stock option and shall not be treated as an incentive stock option within the meaning of Section 422 of the Code.

(c) The term of this Equity Option shall be a period of ten (10) years from the Grant Date (the “Option Period”). During the Option Period, the Equity Option shall be exercisable as of the date set forth below according to the percentage set forth opposite such date:

Date	Cumulative Percentage Exercisable
1 year following the Grant Date	25%
2 years following the Grant Date	50%
3 years following the Grant Date	75%
4 years following the Grant Date	100%

Notwithstanding the foregoing or anything in the Plan to the contrary, in the event the Participant incurs a termination of employment for any reason whatsoever as an employee of the Company or any subsidiary, any then unexercisable portion of the Equity Option will be immediately forfeited and terminated.

(d) The Company shall not be required to issue any fractional Shares pursuant to this Equity Option.

(e) In further consideration of the Equity Option granted hereunder, the Participant reaffirms his or her obligations under the restrictive covenants set forth in Section 8 of the Plan.

2. Exercise. After the Equity Option becomes exercisable, the Equity Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Administrator, which notice shall specify the number of Shares to be purchased and the aggregate exercise price for such Shares, together with payment in full of such aggregate exercise price. Payment shall only be made as specified in the Plan. For all purposes of this Agreement, the date of the exercise of the Equity Option shall be the date upon which there is compliance with all such requirements.

3. Repurchase Right. Upon termination of the Participant’s employment, any Shares then owned by Participant due to the exercise of Equity Options shall be subject to repurchase by the Company in accordance with the provisions of Section 9 of the Plan.

4. Payment of Withholding Taxes. If the Company, or any other Subsidiary is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Equity Option, the Participant shall be required to pay such amount to the Company prior to delivery of Shares. The Participant acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant of the Equity Option and its exercise. The Participant shall not have Shares withheld to satisfy withholding tax obligations that are an amount in excess of the Company’s minimum required tax withholding.

5. Changes in Company’s Capital Structure. The existence of an Equity Option will not affect in any way the right or authority of the Company to make or authorize (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (b) any merger or consolidation of the Company’s capital structure or its business; (c) any merger or consolidation of the Company; (d) any issue of bonds, debentures, preferred or prior preference equity interests ahead of or affecting the Shares or the rights thereof; (e) the dissolution or liquidation of the Company; (f) any sale or transfer of all or any part of the Company’s assets or business; or (g) any other corporate act or proceeding, whether of a similar character or otherwise. In the event of a Qualified Change of Control or other restructuring provided for in the Plan, the Participant shall have such rights, and the Administrator shall take such actions, as are provided for in the Plan.

6. Plan. The Equity Option is granted pursuant to the Plan, and the Equity Option and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.

7. Employment Rights. No provision of this Equity Option Agreement or of the Equity Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any Subsidiary, create any inference as to the length of employment of the Participant, affect the right of the Company or any Subsidiary to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Subsidiary.

8. Employment Letter. The Company, Huron and the Participant hereby agree that the grant of the Equity Option evidenced hereby is made in full satisfaction of the obligations set forth in the paragraph entitled “Stock Options” in that certain letter of employment, dated as of             , by and between the Participant and Huron (the “Employment Letter”). The Company, Huron and the Participant hereby agree that this Agreement overrides and supercedes such paragraph in the Employment Letter and such paragraph in the Employment Letter is hereby terminated and has no further force and effect.

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9. Stock Ownership Agreement. Simultaneous with and as a condition to accepting the Equity Option, and in consideration of granting the Equity Option, the Participant agrees to and acknowledges the terms, conditions and provisions of that certain Stock Ownership Agreement, effective as of May 1, 2003, as may be amended from time to time in accordance with its terms, in connection with the Company’s Class A common stock (the “Stock Ownership Agreement”), and shall execute such Stock Ownership Agreement simultaneously with the execution of this Equity Option Agreement.

10. Governing Law. This Equity Option Agreement and the Equity Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law).

11. Arbitration. The Participant and the Company hereby agree that any controversy or claim arising out of or related to (A) the Plan, (B) this Agreement, (C) the breach of the Plan or this Agreement, or (D) a Participant’s employment with the Company or any of its Subsidiaries or the termination of such employment (together, “Arbitrable Claims”), shall be submitted to and exclusively settled by binding arbitration in San Francisco, California, before a single, neutral arbitrator administered by the American Arbitration Association (“AAA”) under its National Rules for the Resolution of Employment Disputes or any successor rules then in effect (the “Employment Rules”) and in conjunction with the procedural protections afforded under California’s Arbitration Act (California Code of Civil Procedure, section 1280, et seq.). References to the AAA include any successor organization. The Employment Rules may be modified by the arbitrator to the extent necessary to conform to applicable law, including, allowing each party sufficient discovery to adequately arbitrate the dispute, and allowing each party the ability to petition the court for any provisional remedies afforded by section 1281.8 of the California Code of Civil Procedure. The parties shall pay their own costs and attorneys’ fees in any such arbitration; provided, however, that if either party prevails on a statutory claim which affords the prevailing party an award of attorneys fees, then the arbitrator may award reasonable attorneys’ fees to the prevailing party, consistent with applicable law; and further provided that the Company or Subsidiary shall bear the costs, including the arbitration forum costs, which are unique to arbitration and which the Participant would not have otherwise incurred if the dispute were adjudicated in a court of law. The remedies available in arbitration shall be identical to those allowed at law or, as applicable, at equity. Judgment upon the written award of the arbitrator shall be final and binding upon the parties and may be entered in any court having jurisdiction. For purposes of this Agreement, the term “Arbitrable Claims” includes, but is not limited to: claims for wages or other compensation, claims for breach of any contract or covenant (express or implied), tort claims, claims of discrimination (including, but not limited to, race, color, sex, sexual harassment, religion, national origin, age, marital status, citizenship status, sexual orientation, pregnancy, medical condition or handicap, or physical or mental disability), claims for violation of any public policy, claims for benefits, claims for wrongful termination, and claims for violation of any federal, state or other governmental law, statute, regulation or ordinance, including, but not limited to, claims under the United States Constitution, the California constitution, the Civil Rights Act of 1964, the Fair Labor Standards Act, the National Labor Relations Act, the Labor-Management Relations Act, the Worker Retraining and Notification Act of 1988, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of

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1974, the Age Discrimination in Employment Act of 1967, the Older Workers’ Benefit Protection Act, the Pregnancy Discrimination Act, the Family Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Pregnancy Discrimination Act, and the California Labor Code (each as amended from time to time). In accordance with California law, for so long as Participant is employed in California, claims Participant may have for workers’ compensation or unemployment insurance benefits are not covered by this Agreement. EACH OF THE PARTIES HEREBY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JUDGE OR JURY IN REGARD TO ARBITRABLE CLAIMS.

12. Waiver; Cumulative Rights; Third Party Beneficiary. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time. The parties hereto acknowledge and agree that Huron shall be a third party beneficiary of this Agreement and shall be entitled to enforce this Agreement against the Participant as if it were a party hereto.

13. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Company, at the address provided below, and the Participant at his address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

To the Company:	Huron Consulting Group Inc. c/o Lake Capital Management LLC 676 North Michigan Avenue Suite 3900 Chicago, Illinois 60611 Attn: Paul G. Yovovich

To Huron:	Huron Consulting Group LLC 550 W Van Buren Street Suite 800 Chicago, Illinois 60607 Attn: Human Resources Director

With a copy to: Lake Capital Management LLC 676 North Michigan Avenue Suite 3900 Chicago, Illinois 60611 Attn: Joseph P. Karczewski

14. Complete Agreement. This Agreement, those documents expressly referred to herein, and the Plan embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among

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the parties, written or oral, which may have related to the subject matter hereof in any way.

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IN WITNESS WHEREOF, the Company has caused this Equity Option Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

HURON CONSULTING GROUP INC.

By:	Paul G. Yovovich
Its:	Chairman

HURON CONSULTING GROUP LLC

By:	Paul G. Yovovich
Its:	Chairman

PARTICIPANT:

Name